UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2002


                          QUICK-MED TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

    Nevada                          000-27233                       98-0204736
(State or Other                 (Commission File                  (IRS Employer
Jurisdiction of                      Number)                      Identification
Incorporation)                                                       Number)

                401 N.E. 25th Terrace, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

                                 (561) 750-4202
              (Registrant's telephone number, including area code)



                         ABOVE AVERAGE INVESTMENTS, LTD.
           Suite 104, 1456 St. Paul Street, Kelowna, British Columbia,
                Canada V1Y 2E6 (Former name or former address, if
                           changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          On February 25, 2002, a change in control of the Company occurred, in conjunction with closing under an Agreement and Plan of Reorganization (the "Merger Agreement"). Prior to closing under the Merger Agreement, the Company had a total of 3,000,000 shares issued and outstanding.

          The Company issued 10,260,000 shares of its common stock in exchange for all of the issued and outstanding common stock of Quick-Med Technologies, Inc., a Delaware corporation ("Quick-Med"). Simultaneously with the closing, 500,000 shares held by shareholders of the Comapny were cancelled.

          As a result of these transactions, the Company now has 12,760,000 issued and outstanding shares of common stock, of which 10,260,000 shares, or approximately 80.4%, are owned by persons who were previously shareholders of Quick-Med. Persons who were previously shareholders of the Company own a total of 2,500,000 shares or approximately 19.6% of the issued and outstanding common stock.

          Prior to closing, shareholders of the Company adopted Restated and Amended Articles of Incorporation to be effective as of March 19, 2001. Among the amendments was a change in the name of the Company to "Quick-Med Technologies, Inc." Shareholders for Quick-Med adopted the Merger Agreement by written consent.

          In conjunction with the change in ownership of a controlling interest in the stock of the registrant, the previous officers and directors of the registrant resigned and appointed as new directors Michael R. Granito, Ph.D., Chairman, David S. Lerner, Paul G. Cerjan, George E. Friel, Gerald M. Olderman, Gregory Schultz and Michael D. Karsch. The new directors elected David S. Lerner as the President, Paul G. Cerjan, Lt. Gen./Ret., Vice-President, Worldwide Military Affairs, George E. Friel, Maj. Gen./Ret., Vice-President, Military Research & Development, Gerald M. Olderman, Ph.D., Vice-President, Commercial Research and Development, Gregory S. Schultz, Ph.D., Vice-President, Clinical Laboratory Research and Development and Michael D. Karsch, General Counsel and Secretary.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          See Item 1. above.

Business of Quick-Med

          Quick-Med was incorporated in Delaware in December 1997. Its business primarily consists of research and development of biomedical products and devices for antibacterial applications. Quick-Med is in the development stage and does not have any revenues or sales to date.

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
Quick-Med

          Quick-Med intends to fund the research efforts necessary to develop the planned products, administer the patent process, subcontract the manufacture of its products and, in many cases, enter joint ventures with other companies to move products to the marketplace. Quick-Med itself does not intend to manufacture and distribute final products. Quick-Med intends to focus its attention on the value-added activities of developing and commercializing new core technologies. Scientific experts in relevant fields will be identified and retained through consulting contracts. Senior management will be identified to ensure broad experience in all aspects of the business. Operating costs have been kept relatively low because Quick-Med has been compensating non-executive management and the scientific team mostly in equity, and not in cash salaries and benefits. To date, Quick-Med has required only one full time employee, its president. and chief operating officer.

          Quick-Med's vision is to rapidly deliver products in targeted civilian and military health care markets where it can leverage its core technologies.

Quick-Med's Business Model

          Quick-Med's goal is to develop core technologies with multiple applications in targeted areas showing what it perceives to be wide gaps between available science and application. To accelerate research and development Quick-Med has retained qualified researchers who it believes can prototype, test and help to effectively commercialize attractive products in targeted areas.

          When it develops new technologies, Quick-Med will seek patent protection in all major geographic end markets and it will seek exclusive ownership of the associated patent rights. Exclusive rights may maximize Quick-Med's ability to profitably commercialize the technology. If Quick-Med personnel are not the exclusive inventors of the technology, which means that Quick-Med is not the sole owner of patent rights then there will be other inventors who, according to patent law, are also able to exploit their rights under the patent. While Quick-Med can still seek to commercialize the technology under such a non-exclusive patent, its ability to do so is reduced since it could face competition from one of the other inventors named on the patent, or an entity to whom the other inventors might have assigned their rights. In cases where there are such other inventors, Quick-Med will seek a license agreement with the other inventors or their assignees so that Quick-Med has exclusive rights to commercialize the technology. To date, Quick-Med has licensed the rights to 13 patents on an exclusive basis and has filed three patent applications for its own inventions, none of which have been granted as of the date of this prospectus.

          Quick-Med does not intend to distribute its products to it's anticipated end-markets. Quick-Med expects to develop the technology to the point of developing a prototype, determining the potential for market acceptance and then finding a strategic partner or purchaser of the potential product. It seeks to choose partners to reduce risk and accelerate growth in manufacturing or distribution. For products where the ultimate end user or buyer is


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
a civilian entity, Quick-Med intends to license its technology to a branded distributor and receive a royalty on end-market sales.

          Manufacturing will also be outsourced, in many cases to the same company distributing the product. For products where the user is a military or civil defense entity, Quick-Med will sell the product itself to the user but will outsource manufacturing to firms with military approval. In this case revenues can be earned directly from sales.

          Quick-Med believes that there can be significant benefits to strategic partnerships with larger corporations. Larger corporations may have capital, manufacturing resources, access to markets, and strong consumer brands. Quick-Med seeks to gain the capacity and channels to deliver its technology and Quick-Med believes that the larger companies need to add new products to their lines, which can allow it to develop successful relationships.

          Quick-Med currently conducts its research with contract research organizations. It has recently opened a research facility with one of these contract research organizations in Gainesville, Florida near its University of Florida researchers. Research and development is also being conducted with the US Army pursuant to a CRADA agreement.

          In the future, Quick-Med intends to conduct research and development in its own facilities or with contract research organizations. Research and development is completed at such time as a potential product has proven efficacy and safety. If the product requires regulatory approval, then regulatory review will occur subsequent to completion of research and development. If no approval is required, then the product will be commercialized upon completion of development. If available, Quick-Med will seek patent protection as soon in the development stage as management determines a patentable invention has been discovered.

          Most of Quick-Med's proposed products will require regulatory approval before they can be sold. Quick-Med has not yet commenced the regulatory approval process on any of its products or made any filings with government agencies other than its patent applications. Quick-Med cannot predict when regulatory filings will be made and when the process will be completed.

Management Team

          Quick-Med's management team is composed of bankers, scientists, attorneys, retired military generals and business professionals, all with 16 to 35 years of experience in their respective fields, and have attained senior levels in their corporate, scientific or military careers.

Scientific Team

          Quick-Med's scientific team consists of experienced leading academic and private sector researchers in the targeted research and development segments. The team has extensive experience in the areas of wound healing, cosmetic skin treatments, biochemistry,


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
physical and surface chemistry and material science. The team has also extensive experience in managing research and development processes for both the military and major private sector companies. Quick-Med has retained five scientists as consultants. Three additional scientists serve as officers and directors but do not receive any compensation.

Management of Quick-Med

          Quick-Med's directors and officers are as follows:

Name                              Age    Position
----                              ---    --------

Michael R. Granito, Ph.D.         50     Chairman

David S. Lerner                   48     President and Director

Paul G. Cerjan, Lt. Gen./Ret.     62     Vice-President, Worldwide Military
                                         Affairs and Director

George E. Friel, Maj. Gen./Ret.   58     Vice President, Military Research &
                                         Development and Director

Gerald M. Olderman, Ph.D.         67     Vice-President, Commercial Research and
                                         Development and Director

Gregory S. Schultz, Ph.D.         51     Vice President, Clinical Laboratory
                                         Research and Development and Director

Michael D. Karsch                 41     General Counsel, Secretary and Director

          Michael D. Granito, Ph.D. was appointed to his position with Quick-Med in July 2000. Since 1979, he has been a Managing Director for J.P. Morgan Investment Management in New York. He was responsible for world-wide Capital Market Research activities in London, Frankfurt, Tokyo, and Melbourne offices, and was Chair of Foundation for Research in International Banking and Finance or FRIBF. Mr. Granito earned a doctorate in Finance, and graduated with triple major in accounting, finance, and economics from The Wharton School of The University of Pennsylvania. He also served as an Adjunct Professor of Finance at Yale University and New York University and author of a book and 14 papers on finance and foreign exchange topics.

          David S. Lerner was appointed to his position upon incorporation of Quick-Med in December 1997. Since late 1995 he has been engaged on a full-time basis in the formation and development of Quick-Med. Prior to Quick-Med, Mr. Lerner has 20 years experience in international and domestic manufacturing, marketing, sales, and business development. He has had business activities in Asia, Europe, South America, and Mexico; and successfully handled export financing activities, including letter of credit and manufacturing arrangements. Mr. Lerner has also dealt with major retailers like Sears, K-Mart, and WalMart and developed markets for private label and nationally-branded products through large mass retailers and department stores. Mr. Lerner earned a B.A. from Queens College at the City University of New York.

          Lt. Gen. Paul G. Cerjan (Ret.) - U.S. Army Lieutenant General, was appointed his position in July 2000. From December 1997 to September 2000, Mr. Cerjan was president of Regent University in Virginia Beach, Virginia. From August 1994 to October 1997, he served as director tactical systems for Lockheed Martin (NYSE:LMT) in Arlington, Virginia. He was in the U.S. Army from 1960 to 1994, rising to the rank of Lieutenant General. Mr. Cerjan served as project manager for the design and construction of a small city for 26,000 people valued at $1.3 billion, managed 22 separate organizations in Europe with 70,000 people; supervised all aspects of community life in Europe for 300,000 Americans and served as CEO for a university organization educating the most senior leadership of the Department of Defense. Mr. Cerjan has an M.S. in Construction Management from Oklahoma State University; a B.S. in Engineering from United States Military Academy at West Point, and is a registered professional engineer in Virginia.

          Maj. Gen. George E. Friel (Ret.) - U.S. Army Major General, was appointed to his position in July 2000. Since September 1998, he has been self-employed as a consultant to various organizations in the defense industry. He was in the U.S. Army from 1967 to 1998, rising to the rank of Major General. Mr. Friel was the Commanding General of the U.S. Army Chemical and Biological Defense Command, at the Aberdeen Proving Ground in Maryland, Deputy Chief of Staff for Chemical and Biological Matters of the Army Material Command, Alexandria, Virginia from 1992 to 1998, and was responsible for a $1 billion contract for protective military clothing. He served as Commanding General, 59th Ordinance Brigade, Pinnasens, Germany; Chief, Nuclear Chemical Division, U.S. Army Europe; and Commander, Miesau Army Depot in Germany. Mr. Friel was also responsible for $600 million budget for Nuclear Biological and Chemical Defense Command for six years and directed over 1,100 scientists and engineers including 150 Ph.D.s. Mr. Friel has also served as Chairman of the boards of The Nuclear, Biological, and Chemical Defense Enterprise at the Edgewood Arsenal, and The Army Material Command, Acquisition and Procurement Enterprise. He earned a B.S. from University of Nebraska and M.B.A. from Northwest Missouri State University and is a graduate of the U.S. Army Chemical School Basic and Advanced Courses.

          Gerald M. Olderman, Ph.D. was appointed to his position in July 2000. Since November 1996, he has been a Vice-President and Associate of R.F. Caffrey & Associates, a management consultant to medical device companies and suppliers. From November 1991 to November 1996, he served a Director and Head of Research and Development for C.R. Bard, Inc.'s Cardiopulmonary Division, manufacturer of health care products and a subsidiary of TYCO International, (NYSE:TYC). He has 35 years in the health care industry, 31 years in technical management, and 25 years as the head of research and development activities for Fortune 500 companies. He organized a new product development process for the cardiopulmonary division of C.R. Bard Co. in which 19 new medical devices were developed, including an intra-aortic balloon and pump and a centrifugal heart by-pass pump. From 1985 to 1991, as vice president for domestic and international research and development for Baxter Healthcare Corp., (NYSE:BAX), Dr. Olderman directed technical programs for surgical, medical, home health care, and industrial market segments including programs for wound management. From 1978 to 1985, as vice president for research and development for the Convertors Division of American Hospital Supply prior to its acquisition by Baxter, he led product development and made material changes in a program that helped to increase market share from 30% to 45% of a $750 million market. He also handled quality assurance, business planning and market research. From 1972 to 1978, as vice president for research and development and director of Surgikos, Inc., a subsidiary of Johnson & Johnson, (NYSE:JNJ), he built technical organization to support the company's goals and entered the additional market of extracorporeal products. He led the development of products for the surgical line including package development, clinical research, regulatory compliance and quality assurance. From 1961 to 1964, he served as a Senior Scientist in the Hospital Division of J & J, assigned to wound care dressings and absorbent products. Dr. Olderman received a B.S. in Chemistry from Rensselaer Polytechnic Institute in Troy, New York in 1958. He also earned an M.S. in Physical Chemistry in 1972, and a Ph.D. in Physical Chemistry in 1973 from Seton Hall University in South Orange, New Jersey.

          Gregory S. Schultz, Ph.D. was appointed to his position in July 2000. Since July 1989 he has served as a Professor of Obstetrics/Gynecology in the College of Medicine and researcher at the University of Florida in Gainesville. From 1986 to 1988, Dr. Schultz served as principle investigator for U.S. Army Medical Research Contracts. Dr. Schultz previously was an Associate Professor of Ophthalmology and Associate Professor of Biochemistry at University of Louisville School of Medicine. Dr. Schultz earned a doctorate in biochemistry from Oklahoma State University and a postdoctoral fellowship in cell biology at Yale University. His specialty is the development of growth factors for the wound healing process. Growth factors are those elements that speed the healing processes. He also serves as Quick-Med's principal investigator and has been a principal investigator on 20 research grants since 1980.

          Michael D. Karsch was appointed Director, General Counsel and Secretary in July 2000. Since November 2001, Mr. Karsch has been a partner with Sachs, Sax & Klein, P.A., a Boca Raton, Florida law firm. From May to November 2001, Mr. Karsch was a Managing Director of MCG Partners, Inc., a merchant banking firm. From June 2000 to April 2001, Mr. Karsch was a Vice President and General Counsel of MerchantOnline.com, Inc., a provider of secure online transactions. In October 2001, MerchantOnline filed for bankruptcy under Chapter 11 of the US Bankruptcy Code. From June 1998 to June 2000, he was a partner for Broad & Cassel, a Boca Raton, Florida law firm. From May 1997 to May 1998, he was a partner with the law firm of Bernstein & Wasserman in Boca Raton, Florida. From June 1996 to March 1997, he served as general counsel for U.S. Diagnostic, Inc., a health care management company in West Palm Beach, Florida. From August 1990 to June

1996, he was a partner with the law firm of Bachner, Talley, Polevoy and Misher in New York. From 1986 to 1990, he was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom in New York. He earned a B.S., graduating cum laude from The Wharton School of the University of Pennsylvania in 1982, and earned a J.D. from the University of Pennsylvania Law School in 1985.

Principal Shareholders of the Company

          The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the Common Stock of the Company, as of January 31, 2002:

                                   Shares Beneficially         Shares to be
Directors, Officers and 5%               Owned               Beneficially Owned
      Stockholders                 Prior to Acquisition      After Acquisition
--------------------------         --------------------      ------------------
                                   Number      Percent       Number      Percent
                                   ------      -------       ------      -------

Devinder Randhawa                  152,000       5.06%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                     152,000       5.06%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Reginald Gilmore                233,333.3(3)      7.7%       233,333.3      2.2%
777 East Atlantic Avenue,
Suite Z170
Del Ray Beach, FL 33483

Kenneth Faulkner                233,333.3(3)      7.7%       233,333.3      2.2%
777 East Atlantic Avenue,
Suite Z170
Del Ray Beach, FL 33483

Andrew Phillips                 233,333.3(3)      7.7%       233,333.3      2.2%
777 East Atlantic Avenue,
Suite Z170
Del Ray Beach, FL 33483

David Lerner                          0            0       4,523,000(1)    33.5%
401 NE 25th Terrace
Boca Raton, FL  33431-7524

Michael Granito, Ph.D.                0            0       3,205,000(2)    25.0%
30 E. 37th Street
New York, NY  10016

Ret. Lt. Gen. Paul Cerjan             0            0        690,000(2)      5.3%
1460 North Woodhouse Road
Virginia Beach, VA  23454

Ret. Maj. Gen. George Friel           0            0        420,000(2)      3.2%
R.R. 2, Box 69
Buckeye, WV  24924

                                   Shares Beneficially         Shares to be
Directors, Officers and 5%               Owned               Beneficially Owned
      Stockholders                 Prior to Acquisition      After Acquisition
--------------------------         --------------------      ------------------
                                   Number      Percent       Number      Percent
                                   ------      -------       ------      -------

Gerald M. Olderman, Ph.D.             0            0          420,000       3.2%
17 Pickman Drive
Bedford, MA  01730

Gregory Schultz, Ph.D.                0            0        690,000(2)      5.3%
University of Florida
Department of Ob/Gyn
Box 100294
1600 SW Archer Road
Gainesville, FL  32610

Michael Karsch                        0            0        150,000(2)      1.1%
301 Yamato Road, Suite 4150
Boca Raton, FL  33431

All Above Average directors        304,000       10.1%           0           0%
and officers as a group
(2 persons)

All Quick-Med directors and                                  9,758,000     76.4%
officers as a group (7
persons)

          (1) Includes 250,000 shares issuable upon the exercise of options

          (2) Includes 15,000 shares issuable upon the exercise of options

          (3) Includes 140,000 shares owned by Euro Atlantic Capital Corporation, and 140,000 shares owned by G.S. Capital Corporation, which owns 100% of Euro Atlantic. G.S. Capital is owned equally by Reginald Gilmore, Kenneth Faulkner and Andrew Phillips.

          All the stock shown above are common stock. The balance of our outstanding Common stock are held by 23 persons.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          Not Applicable.

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
ITEM 4 .  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not applicable.

ITEM 5.   OTHER EVENTS

          Not applicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          See Item 1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial statements of business acquired:

          The financial statements required by this item are not included in this report on Form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date of this filing is required by General Instruction B of Form 8-K.

          (c) Exhibits:

          Regulation S-K
          --------------
              Number                        Document
              ------                        --------

                2.1              Agreement and Plan of Reorganization
                3.1              Restated and Amended Articles of Incorporation
                10.1.1           Amendment to Merger Agreement

ITEM 8.   CHANGE IN FISCAL YEAR

          As a result of the acquisition of Quick-Med Technologies, Inc., the Company's fiscal year end will be changed to December 31.


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
                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUICK-MED TECHNOLOGIES, Inc.



DATED:  February 26, 2002               By:  /s/ David S. Lerner
                                           -----------------------------------,
                                           President


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